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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                            FIRST UNION CORPORATION
     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:
     I. The name of the corporation is First Union Corporation.
     II. On December 19, 1995, pursuant to N.C. Gen. Stat. 55-6-02, the following amendment to the Articles of Incorporation of the corporation was duly adopted by the board of directors of the corporation (shareholder approval was not required because the action was taken before issuance of any shares of the series affected):
     There is added to the end of Article 4 a new Section FFB as follows:
                                  SECTION FFB
     There is hereby created three separate series of Class A Preferred Stock of the Corporation (the "FFB Series"), each of which shall have such relative rights, preferences and limitations as hereinafter set forth. For purposes of this Section FFB, the term "Preferred Stock" shall mean the FFB Series and such other series of Class A Preferred Stock as hereafter may be created which are on a parity with the FFB Series, which are designated as a series of FFB Series Preferred Stock in the resolutions creating such series and which in the aggregate, together with other outstanding FFB Series, do not exceed 10,000,000 shares. For purposes of this Section FFB, the term "Preferred Stock" does not refer to the 10,000,000 shares of preferred stock authorized in the first paragraph of Section 4 of the Articles of Incorporation of the Corporation. No shares of the Preferred Stock shall be issued for a consideration of less than $1.00.
               DESIGNATIONS OF SERIES B, D, AND F PREFERRED STOCK
                (1) SERIES B CONVERTIBLE CLASS A PREFERRED STOCK
     There is hereby established a series of Class A Preferred Stock which is designated "Series B Convertible Class A Preferred Stock" (hereinafter called "Series B" or "Series B Shares"). Each share of Series B shall be identical in all respects with the other shares of Series B. The number of shares which will constitute such series shall be 4,892,837. Shares of this series will have a stated value of $1.00 per share.
     A. DIVIDENDS.
     (1) The holders of Series B Shares shall be entitled to receive, when and as declared by the Board, but only out of funds legally available therefor, cumulative cash dividends at the annual rate of $2.15 per share, without interest, and no more, payable in quarter-annual installments on the 1st day of January, April, July, and October in each year commencing (commencing April 1,
1996), to shareholders of record on the respective dates, not exceeding fifty days preceding such dividend payment date, fixed for that purpose by the Board in advance of payment of each particular dividend. The first dividend payable on the Series B Shares after the original issue of the shares of Series B shall be cumulative from the last dividend payment date of the security for which the Series B shares are exchanged and shall include any arrearage on the security for which the Series B Shares are exchanged.
     (2) So long as any Series B Share remains outstanding, no dividend whatever shall be paid or declared and no other distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock) unless
(i) all dividends on shares of the Preferred Stock of all series for all quarterly dividend periods ended prior to such action shall have been paid and
(ii) all prior sinking fund requirements, if any, with respect to all series of the Preferred Stock shall have been complied with. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Series B Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise. No
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dividends shall be paid or declared upon any shares of any class or series of stock of the Corporation ranking on a parity with the Series B Shares in the payment of dividends for any period unless at or prior to the time of such payment or declaration all dividends payable on the Series B Shares for all quarterly dividend periods ended prior to the date of such payment or declaration shall have been paid.
     B. LIQUIDATION RIGHTS.
     (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then before any distribution or payment shall be made to the holders of any junior stock, the holders of Series B shall be entitled to be paid in full an amount equal to $25.00 per share (which amount is hereinafter referred to as the "liquidation amount"), together with accrued dividends to such distribution or payment date whether or not earned or declared. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay such liquidation amount on all outstanding Series B Shares and the corresponding amounts payable on all shares of other classes or series of stock of the Corporation ranking on a parity with the Series B Shares in the distribution of assets, then the holders of Series B and of all other such classes or series shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.
     (2) If such payment shall have been made in full to all holders of shares of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective number of shares. For the purposes of this Section B, the consolidation or merger of the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
     C. REDEMPTION.
     Subject to Section E(3), the Corporation, at the option of the Board, may redeem the whole or any part of the shares of Series B at the time outstanding, at any time or from time to time, upon notice given as hereinafter specified, at $25.00 per share, together with accrued dividends to the redemption date.
     (1) Notice of every redemption of shares of Series B shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in Philadelphia, Pennsylvania, such publication to be at least 30 days and not more than 60 days prior to the date fixed for redemption. Notice of every such redemption shall also be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption; but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed.
     (2) In case of redemption of a part only of the shares of Series B at the time outstanding, the redemption may be either pro rata or by lot. The Board shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of Series B shall be redeemed from time to time.
     (3) If notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable and unconditional authorization and direction to give such notice at least 30 days and not more than 60 days prior to the date fixed for redemption (which date shall be not more than 60 days after the date of such authorization and direction), and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust with irrevocable instruction and authority, subject to Section C(4), to pay the redemption price to the holders of the shares of Series B called for redemption upon surrender of the certificate therefor, then, notwithstanding that any certificate for shares of Series B so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares of Series B so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the close of business on the date fixed for redemption the funds so deposited, without interest, and the right to exercise, before the close of business on the date fixed for redemption, privileges of conversion, if any, not theretofore expiring. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or the Commonwealth of Pennsylvania, shall be doing business in Philadelphia, Pennsylvania, shall have capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time.
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     (4) Any funds so set aside or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.
     D. CONVERSION RIGHTS
     (1) Subject to the provisions for adjustment hereinafter set forth, each share of Series B shall be convertible, at the option of the holder thereof, upon surrender, at the principal office of the Corporation, or at such other office or offices as the Board may designate, of the certificate for the share of Series B so to be converted, duly endorsed or assigned to the Corporation in blank, into 1.0531 validly issued, fully paid and nonassessable shares of common stock of the Corporation. The right to convert shares of Series B called for redemption shall terminate at the close of business on the date fixed for redemption. Upon conversion no allowance or adjustment shall be made for dividends on either class of stock.
     (2) The number of shares of common stock and the number of any other shares of the Corporation, if any, into which each share of Series B is convertible shall be adjusted from time to time as follows:
          (a) In case the Corporation shall (i) pay a dividend on its common stock in shares of common stock, (ii) subdivide its outstanding common stock, (iii) combine its outstanding common stock into a smaller number of shares of common stock, or (iv) issue by reclassification of its common stock (whether pursuant to a merger or consolidation or otherwise) any other shares of the Corporation, then the holder of each share of Series B shall be entitled to receive upon the conversion of such share the number of shares of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series B been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events listed above shall occur. Any adjustment made pursuant to this paragraph (a) shall become effective retroactively with respect to conversions made subsequent to the record date in the case of a dividend, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification;
          (b) In case the Corporation shall issue rights or warrants to all holders of its common stock as such entitling them (for a period expiring within 90 days after the record date for the determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of common stock at a price per share less than the current market price per share (as defined in Section D(3) below) on such record date, then in each such case the number of shares of common stock into which each share of Series B shall thereafter be convertible shall be determined by multiplying the number of shares of common stock into which such share of Series B was theretofore convertible by a fraction, of which the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of common stock so offered for subscription or purchase, and of which the denominator shall be the number of shares of common stock outstanding on the date of issuance of such rights or warrants plus the number of shares of common stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price. For the purposes of this paragraph (b), the issuance of rights or warrants to subscribe for or purchase securities convertible into common stock shall be deemed to be the issuance of rights or warrants to purchase the shares of common stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of common stock. Such adjustment shall be made whenever any such rights or warrants are issued, and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of shareholders entitled to receive such rights or warrants;
          (c) In case the Corporation shall distribute to holders of shares of its common stock (whether pursuant to a merger or consolidation or otherwise) evidence of its indebtedness or assets (including securities issued by the Corporation or by any other entity, but excluding (x) any shares referred to in paragraph (a) above, (y) any rights or warrants referred to in paragraph (b) above and (z) cash distributions after January 1, 1996 not exceeding (i) the aggregate net earnings of the Corporation and its subsidiaries on a consolidated basis after such date determined in accordance with generally accepted accounting principles, less (ii) dividends paid after such date on shares other than common stock), then in each such case the number of shares of common stock into which each share of Series B shall thereafter be convertible shall be determined by multiplying the number of shares of common stock into which such share of Series B was theretofore convertible by a fraction, of which the numerator shall be the current market price per share of common stock (as defined in Section D(3) below) on the record date for the determination of shareholders entitled to receive such distribution, and of which the denominator shall be such current market price per share of common stock less the fair value (as
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     determined by a resolution of the Board of the Corporation filed with each transfer agent for the Series B, which determination shall be conclusive) of the portion of the evidences of indebtedness or assets or rights to subscribe applicable to one share of common stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively with respect to conversions made subsequent to the record date for the determination of shareholders entitled to receive such distribution; and
          (d) In case the Corporation shall issue shares of common stock to holders of shares of common stock pursuant to any dividend reinvestment plan at a price less than 95% of the current market price per share of common stock (as defined in Section D(3) below) on the date of issuance of such shares pursuant to such dividend reinvestment plan, then in each such case the number of shares of common stock into which each share of Series B shall thereafter be convertible shall be determined by multiplying the number of shares of common stock into which such share of Series B was theretofore convertible by a fraction whose numerator shall be the number of shares of common stock outstanding on the date of issuance of such shares plus the number of additional shares of common stock issued pursuant to such dividend reinvestment plan and whose denominator shall be the number of shares of common stock outstanding on such date of issuance plus the number of shares of common stock which the aggregate purchase price of shares being purchased on such date of issuance pursuant to such dividend reinvestment plan would purchase at such current market price. Such adjustment shall be made whenever such shares are issued and shall be effective as of the date immediately after such date of issuance.
     (3) For the purpose of any computation under Section D(2) above, the current market price per share of common stock on any date shall be deemed to be the average of the daily Closing Prices for 20 consecutive Trading Days selected by the Corporation commencing not more than 30 Trading Days before the date in question. The term "Closing Price" on any day shall mean the reported last sale price per share of common stock regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the principal national securities exchange on which the common stock is listed or admitted to trading, or, if the common stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which the common stock is listed or admitted to trading is open for the transaction of business or, if the common stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday, or Friday on which banking institutions in the City of Philadelphia, Commonwealth of Pennsylvania are not authorized or obligated by law or executive order to close.
     (4) No adjustment in the conversion rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section D(4)) would require an increase or decrease of at least 1% in the number of shares of common stock into which each share of Series B is then convertible; PROVIDED, HOWEVER, that any adjustments which by reason of this Section D(4) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section D shall be made to the nearest one-hundred thousandth of a share.
     (5) The Board may make such adjustments in the conversion rate, in addition to those required by this Section D, as shall be determined by the Board, as evidenced by a Board resolution, to be advisable in order to avoid, so far as practicable, taxation to the recipients of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes. The Board shall have the power to resolve any ambiguity or correct any error in this Section D, in a manner consistent with the intent of the provisions of this Section D, and its action in so doing, as evidenced by a Board resolution, shall be final and conclusive.
     (6) In the event that at any time, as a result of an adjustment made pursuant to clause (a) or (c) of Section D(2) above, the holder of any shares of Series B thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than common stock, thereafter the number of such shares so receivable upon conversion of such shares of Series B shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the common stock contained in paragraphs (a) through (d) inclusive of Section D(2) above, and the other provisions of this Section D with respect to the common stock shall apply on like terms to any such other shares.
     (7) Whenever any adjustment is required in the number of shares of common stock into which each share of Series B is convertible, the Corporation shall forthwith (i) file with each Transfer Agent of the Series B a statement of the Corporation's
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independent accountants describing in reasonable detail the adjustment and the method of calculation used, and (ii) cause a copy of such statement to be mailed to the holders of record of the Series B as of the effective date of such adjustment. The certificate of any independent firm of public accountants of recognized standing selected by the Board shall be presumptive evidence of the correctness of any computation made under this Section D.
     (8) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, for the purpose of issuance upon conversion of the Series B, the full number of shares of common stock then deliverable upon the conversion of all shares of Series B then outstanding.
     (9) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of common stock on conversion of Series B Shares. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of common stock in a name other than that in which the Series B Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or is not payable.
     (10) For the purpose of this Section D, the term "common stock" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares of common stock issuable upon conversion of Series B Shares shall include only shares of the class designated as common stock as of the original date of issuance of the Series B Shares, or shares of the Corporation of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation, PROVIDED that if at any time there shall be more than one such resulting class or series, the shares of such class or series then so issuable shall be substantially in the proportion which the total number of shares of such class or series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.
     (11) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of Series B. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Closing Price of a share issuable (determined as provided in Section D(3) above) on the day of conversion shall be paid to the holder in cash by the Corporation.
     E. VOTING RIGHTS.
     The holders of Series B Shares shall vote on all matters on which the holders of common stock vote, voting together with the common stock as a single class. For purposes of such voting, each holder of Series B Shares shall be entitled to one-half of such number of votes as is equal to the number of shares of common stock into which the Series B Shares being voted by such holder is then convertible. In addition to such voting rights, the holders of Series B Shares shall have the voting rights set forth in this Section E and as provided by applicable law. For purposes of determining the voting rights of holders of Series B in relation to those of holders of other series of the Preferred Stock, each holder of Series B will be entitled to one vote for each $25.00 of involuntary liquidation preference in respect of such series.
     (1) If and whenever six quarterly dividends (whether or not consecutive) payable on any series of the Preferred Stock shall be in arrears in whole or in part whether or not earned or declared, the number of directors then constituting the Board shall be increased by two and the holders of shares of Series B, together with the holders of shares of every other series of the Preferred Stock similarly entitled to vote for the election of two additional directors, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of such series of the Preferred Stock called as hereinafter provided.
          (a) Whenever all arrears in dividends on shares of the Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of such series of the Preferred Stock to elect two additional directors shall cease (but subject always to the same provisions for the vesting of voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of such series of the Preferred Stock shall terminate on the date of the first meeting of shareholders following the date of payment, or the date of declaration and setting aside for payment, and the number of members of the Board shall be reduced accordingly.
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          (b) At any time after voting power shall have been so vested in the holders of the shares of Series B and of any other such series of the Preferred Stock, the secretary of the Corporation may, and upon the written request of any holder of Series B (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of Series B and of such other series of the Preferred Stock for the election of the two directors to be elected by them as herein provided, the call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of the request, then any holder of shares of Series B may call the meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation.
          (c) The directors elected at any such special meeting shall hold office until the next annual meeting of shareholders, or special meeting held in place thereof, and until their successors shall have been elected and qualified, if those offices shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of shares of such series of the Preferred Stock, a successor shall be elected by the Board to serve until the next annual meeting of shareholders, or special meeting held in place thereof, and until their successors shall have been elected and qualified, upon the nomination of the then remaining director elected by the holders of such series or the successor of the remaining director.
          (d) At any meeting of shareholders held while holders of the Preferred Stock have the voting power to elect an additional two directors, the holders of a majority of the outstanding shares of the Preferred Stock so entitled to vote who are present in person or by proxy shall be sufficient to constitute a quorum for the election of the two additional directors as herein provided.
          (e) The two additional directors elected by the holders of the Preferred Stock shall hold office only until the next annual meeting of shareholders, and until their successors shall have been elected and qualified, unless their term of office is earlier terminated as provided herein.
          (f) Any new series of the Preferred Stock shall be entitled to participate with this Series and any other series so entitled in voting for the election of the two additional directors to the extent and under the conditions set forth in the resolutions creating such series.
     (2) So long as any shares of Series B are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the consent of the holders of at least sixty-six and two-thirds percent of the shares of Series B and of all other series of the Preferred Stock similarly entitled to vote upon the matter then being considered, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
          (a) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation (whether pursuant to a merger or consolidation or otherwise) or of the by-laws of the Corporation which affects adversely the voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, if any, of the holders of shares of the Preferred Stock; PROVIDED, HOWEVER, that, for purposes of this paragraph (a), the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class ranking on a parity with the Preferred Stock shall not be deemed to affect adversely the voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, if any, of the holders of the Preferred Stock, and PROVIDED FURTHER that if any such amendment, alteration or repeal would affect adversely any voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, if any, of the holders of the Series B which are not enjoyed by some or all of the other series otherwise entitled to vote in accordance with this paragraph (2), the consent of the holders of at least sixty-six and two-thirds percent of the Series B and of all other series, if any, similarly affected, similarly given, shall be required in lieu of the consent of the holders of at least sixty-six and two thirds percent of the shares of Series B and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this paragraph (2); or
          (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series, or any security convertible into shares of any class or series, ranking prior to the Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends;
PROVIDED, HOWEVER, that no such consent of the holders of Series B pursuant to paragraphs 2(a) and 2(b) above shall be required if, at or prior to the time when any such action is to take effect or when the issuance of any such priority shares or convertible securities is to be made, as the case may be, provision is made pursuant to Section C hereof for the redemption of all shares of Series B at the time outstanding.
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     (3) If dividends for all past quarter yearly dividend periods shall not have been paid on all outstanding shares of Series B, the consent of the holders of at least sixty-six and two-thirds percent of the then outstanding shares of Series B, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary as a condition to the Corporation's right to purchase or redeem less than all then outstanding shares of Series B.
     (4) So long as any shares of Series B are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the consent of the holders of at least a majority of Series B and of all other series of the Preferred Stock similarly entitled to vote upon the matter then being considered, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any increase in the authorized number of shares of the Preferred Stock (whether pursuant to a merger or consolidation or otherwise), or the authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class, ranking on a parity with the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends; PROVIDED, HOWEVER, that no such consent shall be required if, at or prior to the time such increase, authorization or creation of parity shares is to be made, provision is made pursuant to Section C hereof for the redemption of all Series B Shares at the time outstanding.
     (5) So long as any shares of Series B are outstanding, the Corporation shall not issue any shares of the preferred stock authorized in the first paragraph of Section 4 of the Articles of Incorporation of the Corporation and shall not have issued and outstanding at any time in the aggregate more than 10,000,000 shares of Class A Preferred Stock, unless, prior thereto, the Corporation obtains, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the consent of a majority of Series B, acting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose.
     F. DEFINITIONS.
     As used herein with respect to the Series B, D and F Shares, the following terms shall have the following meanings:
     (1) The term "junior stock" shall mean the common stock, and any other class or series of shares of the Corporation hereafter authorized over which the Series B, D and F have preference or priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
     (2) The term "accrued dividends", with respect to any share of any class or series shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date on which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon. The amount accrued subsequent to the most recent full quarterly dividend period shall be computed by dividing the quarterly dividend payment by the actual number of days in the uncompleted quarter, and thereafter multiplying this figure by the number of days in such quarter up to and including the date to which dividends are to be accrued.
     G. The Series B Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth herein. Unless these Articles of Incorporation provide otherwise, each series of the Preferred Stock shall be on a parity with each other series with respect to dividends and liquidation.
                                       7

                          (2) SERIES D ADJUSTABLE RATE
                       CUMULATIVE CLASS A PREFERRED STOCK
     There is hereby established a series of Class A Preferred Stock which is designated "Series D Adjustable Rate Class A Preferred Stock" (referred to herein as "Adjustable Class A Preferred Stock"). Each share of Adjustable Class A Preferred Stock shall be identical in all respects with the other shares of Adjustable Class A Preferred Stock. The number of shares which will constitute such series shall be 350,000. Shares of this series will have a stated value of $100.00 per share.
     A. DIVIDEND RATE.
     (1) Dividend rates on the shares of this Series shall be: (i) for the period (the "Initial Dividend Period") from the date of their original issue through the day prior to the first day of the succeeding Quarterly Dividend Period (as hereinafter defined) at the per annum rate equal to the rate applicable to the security for which the shares of the Adjustable Class A Preferred Stock are exchanged during the dividend period ending immediately prior to the issuance of the Adjustable Class A Preferred Stock, and (ii) for each quarterly dividend period (hereinafter referred to as a "Quarterly Dividend Period" and the Initial Dividend Period or in any Quarterly Dividend Period being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods") thereafter, which quarterly dividend periods shall commence on January 2, April 2, July 2 and October 2 in each year and shall end on and include the day next preceding the first day of the next quarterly dividend period, at a rate per annum of the stated value thereof equal to the Applicable Rate in respect of such Quarterly Dividend Period. Such dividends shall be cumulative from the last dividend payment date of the security for which the shares of the Adjustable Class A Preferred Stock are exchanged, shall include any arrearage on the security for which the Adjustable Class A Preferred Stock shares are exchanged, and shall be payable, when and as declared by the Board, on January 1, April 1, July 1 and October 1 of each year commencing on the last day of the Initial Dividend Period. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 60 days preceding the payment date thereof, as shall be fixed by the Board. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board.
     (2) Except as provided below in this paragraph, the "Applicable Rate" for any Quarterly Dividend Period shall be (a) .75% (the "Basic Percentage") less than (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith for any reason
          (i) that any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be .75% (the "First Supplemental Percentage") less than the higher of whichever two of such Rates can be so determined;
          (ii) that only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be .75% (the "Second Supplemental Percentage") less than whichever such Rate can be so determined; or
          (iii) that none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period. Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 6.25% (the "Minimum Dividend Rate") per annum or greater than 12.75% (the "Maximum Dividend Rate") per annum.
     (3) Except as provided below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury Bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the January 1, April 1, July 1 or October 1, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market
                                       8
discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury Bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury Bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all of the U.S. Treasury Bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury Bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.
     (4) Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the January 1, April 1, July 1 or October 1, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government Securities selected by the Corporation.
     (5) Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days immediately preceding the January 1, April 1, July 1 or October 1, as the case may be, prior to the
                                       9

Quarterly Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.
     (6) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.
     (7) The Applicable Rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause each Applicable Rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of shares of this Series.
     (8) For purposes of this Section A, the term
          (i) "Calendar Period" shall mean a period of 14 calendar days;
          (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;
          (iii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and
          (iv) "Twenty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 20 years).
     (9) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of the Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of the Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other series of the Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other series of the Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.
                                       10

     (10) So long as any shares of this Series are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of common stock or any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (9) of this Section A) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any common stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid for all past dividend payment periods.
     (11) Dividends payable on this Series for each full Quarterly Dividend Period shall be computed by annualizing the Applicable Rate and dividing by four. Dividends payable on this Series for any period shorter or longer than a full Quarterly Dividend Period, and for the Initial Dividend Period, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.
     B. REDEMPTION.
     (1) Except as provided in subparagraph (3) of this Section B, the shares of this Series shall not be redeemable prior to March 31, 1988 (the "Optional Redemption Date"). On and after the Optional Redemption Date, the Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, at a redemption price (i) in the case of any redemption on a redemption date occurring on or after the Optional Redemption Date, and through March 31, 1993 (the "Subsequent Optional Redemption Date"), of $103.00, and (ii) in the case of any redemption on a date occurring after the Subsequent Optional Redemption Date, of $100.00 per share, plus in each case, accrued and unpaid dividends thereon to the date fixed for redemption.
     (2) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board or by any other method as may be determined by the Board in its sole discretion to be equitable.
     (3) Notwithstanding the provisions of subparagraph (1) of this Section B, the Corporation, at its option, may redeem all, but not less than all, of the outstanding shares of this Series if the holders of the shares of this Series shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in Section D and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the shares of this Series to the consummation of such merger or consolidation stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the shares of this Series, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the shares of this Series to vote upon granting such consent), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as aforesaid (and on any additional notice in accordance with subparagraph 2 of this Section B) at the redemption price of $105.00 per share, plus accrued and unpaid dividends thereon, if any, to the date fixed for redemption.
     (4) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.
     (5) If, on or prior to the date fixed for such redemption, the Corporation shall deposit with any bank or trust company in the States of New Jersey or New York as a trust fund a sum sufficient to redeem the shares of this Series thus called for redemption, with irrevocable instructions and authority to such bank or trust company to pay, on and after the date fixed for redemption, the redemption price of the shares of this Series thus called for redemption to the respective holders thereof upon the surrender of their share certificates, then from and after the date fixed for redemption, the shares of this Series so called shall be deemed to be redeemed, and dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall be deemed to constitute full payment for the shares of this Series thus called for redemption to their holders, and
                                       11
from and after the date of such deposit such shares shall be deemed to be no longer outstanding, and the holders thereof (to whom notice has been given in accordance with paragraph (4) of this Section B) shall cease to be shareholders of the Corporation with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest upon surrender of their certificates therefor. No interest shall be allowed or paid to the holders of the redeemed shares of the Series on the funds so deposited, and any such interest earned thereon shall be paid by such bank or trust company from time to time on demand to the Corporation. In case fewer than all the shares represented by a stock certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (6) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Class A Preferred Stock of the Corporation.
     (7) Notwithstanding the foregoing provisions of this Section B, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.
     C. CONVERSION OR EXCHANGE.
     The holders of shares of this Series shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.
     D. VOTING.
     The shares of this Series shall not have any voting powers either general or special, except that:
     (1) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for (a) authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Corporation's Articles of Incorporation or of the resolutions establishing this Series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any relative preference, right, voting power or privilege of this Series granted by this Section (PROVIDED, HOWEVER, that any increase in the amount of the authorized Preferred Stock or the creation and issuance of any series of the Preferred Stock ranking on a parity with this Series as to dividends and upon liquidation shall not be deemed to materially or adversely affect such relative preferences, rights, voting powers or privileges); and (b) authorizing, effecting or validating the creation, authorization or issue (or the increase in the authorized or issued amount) of any shares ("prior shares") of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares.
     (2) If and whenever six quarterly dividends (whether or not consecutive) payable on any series of the Preferred Stock shall be in arrears in whole or in part whether or not earned or declared, the number of directors then constituting the Board shall be increased by two and the holders of shares of this Series, together with the holders of shares of every other series of the Preferred Stock similarly entitled to vote for the election of two additional directors, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of such series of the Preferred Stock called as hereinafter provided.
          (a) Whenever all arrears in dividends on shares of the Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of such series of the Preferred Stock to elect two additional directors shall cease (but subject always to the same provisions for the vesting of voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of such series of the Preferred Stock shall terminate on the date of the first meeting of shareholders following the date of payment, or the date of declaration and the setting aside for payment, and the number of members of the Board shall be reduced accordingly.
          (b) At any time after voting power shall have been so vested in the holders of shares of Adjustable Class A Preferred Stock and of any other such series of the Preferred Stock the secretary of the Corporation may, and upon the
                                       12
     written request of any holder of Adjustable Class A Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of Adjustable Class A Preferred Stock and of such other series of the Preferred Stock for the election of the two directors to be elected by them as herein provided, the call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of the request, then any holder of shares of Adjustable Class A Preferred Stock may call the meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation.
          (c) The directors elected at any such special meeting shall hold office until the next annual meeting of shareholders, or special meeting held in place thereof, and until their successors shall have been elected and qualified, if those offices shall not have been previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of shares of such series of the Preferred Stock, a successor shall be elected by the Board to serve until the next annual meeting of shareholders, or special meeting held in place thereof, and until their successors shall have been elected and qualified, upon the nomination of the then remaining director elected by the holders of such series or the successor of the remaining director.
          (d) At any meeting of shareholders held while holders of the Preferred Stock have the voting power to elect an additional two directors, the holders of a majority of the outstanding shares of the Preferred Stock so entitled to vote who are present in person or by proxy shall be sufficient to constitute a quorum for the election of the two additional directors as herein provided.
          (e) The two additional directors elected by the holders of the Preferred Stock shall hold office only until the next annual meeting of shareholders, and until their successors shall have been elected and qualified, unless their term of office is earlier terminated as provided herein.
          (f) Any new series of the Preferred Stock shall be entitled to participate with this Series and any other series so entitled in voting for the election of the two additional directors to the extent and under the conditions set forth in the resolutions creating such series.
          (g) In the event that a holder of shares of this Series shall be entitled to vote in the manner described in this subparagraph (2), such holder shall be entitled to three votes for each such share held by such holder.
     E. LIQUIDATION RIGHTS.
     (1) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any payment or distribution shall be made on the common stock or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $100.00 per share plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.
     (2) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section E, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.
     (3) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section E, no such distribution shall be made on account of any shares ("Parity Shares") of any other class or series of the Preferred Stock ranking on a parity with the shares of this Series upon dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.
     (4) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to paragraph (1) of this Section E before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to this Series.
     F. RANK.
     Unless these Articles of Incorporation expressly provide otherwise, each series of the Preferred Stock shall be on a parity with each other series with respect to dividends and liquidation.
                                       13

                  (3) SERIES F 10.64% CLASS A PREFERRED STOCK
                  (LIQUIDATION PREFERENCE $1,000.00 PER SHARE)
     The shares of such series of Preferred Stock, stated value $1.00 per share, of the Corporation shall be designated as "Series F 10.64% Class A Preferred Stock" (hereinafter called "Series F" or "Series F Shares"). Each share of Series F shall be identical in all respects with the other shares of Series F. The number of shares which will constitute such series shall be 75,000 and each share shall have the rights, preferences and limitations (in addition to the provisions set forth in these Articles of Incorporation that are applicable to the Preferred Stock of all series) as follows:
     A. DIVIDENDS.
     (1) The holders of Series F Shares shall be entitled to receive, when and as declared by the Board, but only out of funds legally available therefor, cumulative cash dividends at the annual rate per share of 10.64% of $1,000.00, without interest, and no more, payable in quarter-annual installments on the 1st day of January, April, July and October in each year commencing (commencing April 1, 1996) to shareholders of record on the respective dates, not exceeding sixty days preceding such dividend payment date, fixed for that purpose by the Board in advance of payment of each particular dividend. The first dividend payable on the Series F Shares after the original issue of the shares of Series F shall be cumulative from the last dividend payment date of the security for which the Series F shares are exchanged and shall include any arrearage on the security for which the Series F Shares are exchanged.
     (2) So long as any Series F Share remains outstanding, no dividend whatever shall be paid or declared and no other distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of junior stock or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock) unless
(i) all dividends on shares of the Senior Preferred Stock of all series ranking on a parity as to dividends with the Series F Shares for all quarterly dividend periods ended prior to such action shall have been paid and (ii) all prior sinking fund requirements, if any, with respect to all series of the Senior Preferred Stock ranking on a parity as to dividends with the Series F Shares shall have been complied with. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Series F Shares shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise. No dividends shall be paid or declared upon any shares of any class or series of stock of the Corporation ranking on a parity with the Series F Shares in the payment of dividends for any period unless at or prior to the time of such payment or declaration all dividends payable on the Series F Shares for all quarterly dividend periods ended prior to the date of such payment or declaration shall have been paid. When dividends are not paid in full, as aforesaid, upon the Series F Shares and any other series of Senior Preferred Stock ranking on a parity as to dividends with the Series F Shares, all dividends declared upon the Series F shares and any other series of Senior Preferred Stock ranking on a parity as to dividends with the Series F shares shall be declared pro rata so that the amount of dividends declared per share on the Series F shares and such other Senior Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Shares and such other Senior Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F which may be in arrears.
     B. LIQUIDATION RIGHTS.
     (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series F shall be entitled to be paid in full an amount equal to $1,000.00 per share (which amount is hereinafter referred to as the "liquidation amount"), together with accrued dividends to such distribution or payment date whether or not earned or declared. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay such liquidation amount on all outstanding Series F Shares and the corresponding amounts payable on all shares of other classes or series of stock of the Corporation ranking on a parity with the Series F Shares in the distribution of assets, then the holders of Series F and of all other such classes or series shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.
     (2) If such payment shall have been made in full to all holders of shares of Senior Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective number of shares. For the purposes of this Section B, the consolidation or
                                       14
merger of the Corporation with any other entity shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
     C. REDEMPTION. Subject to Section D(3), on or after July 1, 1996, the Corporation, at the option of the Board, may redeem the whole or any part of the shares of Series F at the time outstanding, at any time or from time to time, upon notice given as hereinafter specified, at $1,000.00 per share, together with accrued dividends to the redemption date.
     (1) Notice of every redemption of shares of Series F shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Corporation. Such mailing shall be at least 40 days and not more than 70 days prior to the date fixed for redemption; but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed.
     (2) In case of redemption of a part only of the shares of Series F at the time outstanding, the redemption may be either pro rata or by lot, at the option of the Corporation. The Board shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of Series F shall be redeemed from time to time.
     (3) If notice of redemption shall have been duly given or if the Corporation shall have given to a bank or trust company designated to act as redemption agent irrevocable and unconditional authorization and direction to give such notice at least 40 days and not more than 70 days prior to the date fixed for redemption (which date shall not be more than 70 days after the date of such authorization and direction), and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust with irrevocable instruction and authority, subject to Section C(4), to pay the redemption price to the holders of the shares of Series F called for redemption upon surrender of the certificate therefor, then, notwithstanding that any certificate for shares of Series F so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares of Series F so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the close of business on the date fixed for redemption the funds so deposited, without interest. Any bank or trust company selected by the Corporation to act as redemption agent shall be organized and in good standing under the laws of the United States of America or any State thereof, shall have capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. In case fewer than all the shares of Series F represented by a stock certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof; provided, however, that such replacement certificate shall be issuable only in denominations of whole shares and cash will be payable in respect of fractional interests.
     (4) Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.
     D. VOTING RIGHTS. The holders of Series F shares shall not have any voting rights except as may be expressly provided for in this Section D or except as may be expressly required by law. For purposes of determining the voting rights of holders of Series F in relation to those of holders of other series of Senior Preferred Stock, each holder of Series F will be entitled to forty votes for each $1,000.00 of liquidation preference in respect of such share of Series F.
     (1) If and whenever six quarterly dividends (whether or not consecutive) payable on any series of Senior Preferred Stock shall be in arrears in whole or in part, whether or not earned or declared, the number of directors then constituting the Board shall be increased by two and the holders of shares of Series F, together with the holders of shares of every other series of Senior Preferred Stock similarly entitled to vote for the election of two additional directors, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of such series of the Senior Preferred Stock called as hereinafter provided.
          (a) Whenever all arrears in dividends on shares of the Senior Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of such series of the Senior Preferred Stock to elect two additional directors shall cease (but subject always to the same provisions for the vesting of voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of such series of the Senior
                                       15

     Preferred Stock shall terminate on the date of the first meeting of shareholders following the date of payment, or the date of declaration and the setting aside for payment, and the number of members of the Board shall be reduced accordingly.
          (b) At any time after voting power shall have been so vested in the holders of shares of Series F and of any other such series of the Senior Preferred Stock, the secretary of the Corporation may, and upon the written request of any holders of Series F (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of Series F and of such other series of the Senior Preferred Stock for the election of the two directors to be elected by them as herein provided, the call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of the request, then any holder of shares of Series F may call the meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation.
          (c) The directors elected at any such special meeting shall hold office until the next annual meting of shareholders, or special meeting held in place thereof, and until their successors shall have been elected and qualified, if those offices shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of shares of such series of the Senior Preferred Stock, a successor shall be elected by the Board to serve until the next annual meeting of shareholders, or special meeting held in place thereof, and until their successors shall have been elected and qualified, upon the nomination of the then remaining director elected by the holders of such series or the successor of the remaining director.
          (d) At any meeting of shareholders held while holders of Senior Preferred Stock have the voting power to elect an additional two directors, the holders of a majority of the outstanding shares of Senior Preferred Stock so entitled to vote who are present in person or by proxy shall be sufficient to constitute a quorum for the election of the two additional directors as herein provided.
          (e) The two additional directors elected by the holders of Senior Preferred Stock shall hold office only until the next annual meeting of shareholders, and until their successors shall have been elected and qualified, unless their term of office is earlier terminated as provided herein.
          (f) Any new series of the Preferred Stock other than any junior stock shall be entitled to participate with this Series and any other series so entitled in voting for the election of the two additional directors to the extent and under the conditions set forth in the resolutions creating such series.
     (2) So long as any shares of Series F are outstanding, in addition to any other vote or consent of shareholders required by law or by these Articles of Incorporation, the consent of the holders of at least sixty-six and two-thirds percent of the shares of Series F and of all other series of the Senior Preferred Stock similarly entitled to vote upon the matters then being considered, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
          (a) Any amendment, alteration or repeal of any of the provisions of these Articles of Incorporation which affect materially and adversely the voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, if any, of the holders of shares of Senior Preferred Stock; provided, however, that for purposes of this paragraph (a), the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class ranking on a parity with the Senior Preferred Stock with respect to liquidation or the payment of dividends shall not be deemed to affect adversely the voting rights, designations, preferences, qualifications, privileges, limitations, conversion rights or other special rights, if any, of the holders of the Senior Preferred Stock and provided, further, that if any such amendment, alteration or repeal would affect materially and adversely any voting rights, designations, preferences, qualifications, privileges, limitations or other special rights, if any, of the holders of the Series F which are not enjoyed by some or all of the other series otherwise entitled to vote in accordance with this paragraph (2), the consent of the holders of at least sixty-six and two-thirds percent of the Series F and of all other series, if any, similarly affected, similarly given, shall be required in lieu of the consent of the holders of at least sixty-six and two-thirds percent of the shares of Series F and of all other series of the Senior Preferred Stock otherwise entitled to vote in accordance with this paragraph (2); or
          (b) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series, or any security convertible into shares of any class or series, ranking prior to the Senior Preferred Stock in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or in the payment of dividends; provided, however, that no such consent of the holders of shares of Series F pursuant to paragraphs 2(a) and 2(b) above shall be
                                       16
     required if, at or prior to the time when any such action is to take effect or when the issuance of any such priority shares or convertible securities is to be made, as the case may be, provision is made pursuant to Section C hereof for the redemption of all shares of Series F at the time outstanding.
     (3) If dividends for any past quarterly dividend period shall not have been paid on all outstanding shares of Series F, the consent of the holders of at least sixty-six and two-thirds percent of the then outstanding shares of Series F, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary as a condition to the Corporation's right to purchase or redeem less than all then outstanding shares of Series F; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series F Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series F Shares.
     E. DEFINITIONS. As used herein with respect to the Series F Shares, the following term shall have the following meaning:
     (1) The term "Senior Preferred Stock" shall mean all outstanding shares of all series of the Preferred Stock, except any series of the Preferred Stock expressly excluded from the term "Senior Preferred Stock" as defined herein.
     F. RANK.
     The Series F Shares shall not have any relative, participating, optional or other special rights and powers other than as set forth herein. Unless the Articles of Incorporation provide otherwise, each series of Preferred Stock shall be on a parity with each other series with respect to dividends and liquidation.
     This the 29th day of December, 1995.
                                         FIRST UNION CORPORATION
                                         By: /s/ MARION A. COWELL, JR.
                                           Name: Marion A. Cowell, Jr.
                                           Title: Executive Vice President,
                                                  Secretary and General Counsel
                                       17